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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  July 13, 1998
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                               UNITY BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                       1-12431                   22-3282551
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(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


 64 OLD HIGHWAY 22, CLINTON, NEW JERSEY                                 08809
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(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (908) 730-7630
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Item 5. Other.

     The Registrant issued a press release on July 13, 1998 announcing its results for the Second Quarter of 1998. The Registrant reported record net income of $618,000, or fully diluted earnings of $0.19 per share, compared to net income of $462,000, or fully diluted earnings of $0.15 per share for the Second Quarter of 1997. For the six months ending June 30, 1998, the Registrant reported net income as totaling $959,000, compared to $659,000 for the same period of 1997.

     In addition, the Registrant issued a press release on July 15, 1998 announcing the declaration of a $.05 per share cash dividend payable on August 14, 1998 to shareholders of record as of July 31, 1998. As a result of the company's three-for-two stock split, this represents an effective increase of 50% in the Company's recent cash dividend.


Item 7. Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K.

      Exhibit No.             Description
      -----------             -----------

         99(a)                Press Release dated July 13, 1998
         99(b)                Press Release dated July 15, 1998


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Unity Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    UNITY BANCORP, INC.
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                                    (Registrant)




Dated: July 27, 1998               By: /s/ KEVIN KILLIAN
                                        --------------------------------
                                        KEVIN KILLIAN, Chief Financial Officer


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                                  EXHIBIT INDEX

                           CURRENT REPORT ON FORM 8-K


Exhibit No.       Description                                   Page No.
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    99(a)         Press Release dated July 13, 1998                5
    99(b)         Press Release dated July 15, 1998                6


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